Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2013 RESULTS

– Reports Core FFO of $0.17 Per Fully Diluted Share –

– Management Pleased with Results, Company Well-Positioned to Meet Its Goals –

New York, New York, February 27, 2014 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported operational and financial results for the fourth quarter 2013. The Company completed its initial public offering (“IPO”) and related formation transactions on October 7, 2013, and the results reflect the portion of the period during which the Company operated as a publicly traded company.

“We are pleased with ESRT’s operating and financial results for the fourth quarter 2013,” stated Anthony E. Malkin, Empire State Realty Trust’s Chairman, Chief Executive Officer, and President. “With the successful completion of our formation transactions and initial public offering, we are well-positioned to meet our goals. Our well-funded balance sheet supports the implementation of our redevelopment, repositioning and leasing strategies and allows us to take advantage of any external growth opportunity which we find compelling. The Company is currently in process on its option to purchase properties as set forth in the option agreements. Our balance sheet is one of our greatest assets, and we will deploy it judiciously in our efforts to create real value. The combination of Empire State Realty’s team’s execution, competitive position, and ability to take advantage of opportunity, makes me confident about our future.”

Fourth Quarter Highlights

•	Achieved fourth quarter 2013 Core Funds From Operations (“Core FFO”) of $0.17 per fully diluted share. Fourth quarter net income attributable to the Company was $0.79 per fully diluted share

•	Total portfolio was 86.1% occupied, up 40 basis points from September 30, 2013; including signed leases not commenced (“SLNC”), the total portfolio was 87.7% leased at December 31, 2013

•	Manhattan office portfolio (excluding the retail component of these properties) was 84.4% occupied, up 70 basis points from September 30, 2013; including SLNC, the Manhattan office portfolio (excluding the retail component of these properties) was 86.0% leased at December 31, 2013

•	Retail portfolio was 91.9% occupied, up 30 basis points from September 30, 2013; including SNLC, the Company’s retail portfolio was 92.7% leased at December 31, 2013

•	Empire State Building was 82.2% occupied, up 20 basis points from September 30, 2013; including SLNC, the Empire State Building was 82.3% leased at December 31, 2013

•	Executed 55 leases, representing 414,806 rentable square feet across the total portfolio, achieving a 6.1% increase in mark-to-market rent over previously fully escalated rents on new, renewal, and expansion leases; 42 of these leases, representing 359,902 rentable square feet, were within the Manhattan office portfolio, achieving an 8.0% increase in mark-to-market rent over previously fully escalated rents on new, renewal and expansion leases

•	Completed the IPO and formation transactions and issued 82.225 million shares of Class A common stock, raising approximately $884.1 million net of offering costs. The Company used the net proceeds from the offering primarily to fund certain formation transaction costs and fees and make cash payments to holders of interests in the existing entities, including the Helmsley estate. Additionally, the Company closed on an $800.0 million secured revolving and term credit facility

•	Declared a partial dividend of $0.0795 per common share and operating partnership unit, which was paid on December 30, 2013, to shareholders and unitholders of record on December 16, 2013 for the period from October 7, 2013 to December 31, 2013, representing a full quarter dividend of $0.085 per share

Financial results for October 7, 2013 through December 31, 2013

Core FFO was $41.4 million, or $0.17 per fully diluted share. Core FFO excludes the impact of acquisition costs, severance costs, retirement equity compensation costs, and gains on the consolidation of non-controlled entities. FFO, which includes these factors, was $220.8 million, or $0.90 per fully diluted share.

Net income attributable to the Company was $75.2 million, or $0.79 per fully diluted share.

For all periods prior to the completion of the IPO and the formation transactions, the predecessor results of operations contain unconsolidated results for certain entities that owned interests in the Empire State Building, 1350 Broadway, 1333 Broadway and 501 Seventh Avenue, which make up a significant portion of the Company subsequent to the completion of the IPO and formation transactions.

Portfolio Operations

The Company reported that its total portfolio, containing 8.4 million rentable square feet of office and retail space, was 86.1% occupied at the end of the fourth quarter 2013. Percentage occupied was up 40 basis points from 85.7% at the end of the third quarter 2013, and up 630 basis points from 79.8% at the end of the fourth quarter 2012. Including SLNC, the Company’s portfolio was 87.7% leased at December 31, 2013.

The Company’s office portfolio (excluding the retail component of these properties) containing 7.7 million rentable square feet, was 85.6% occupied at the end of the fourth quarter 2013, up 40 basis points from the end of the third quarter of 2013, and up 610 basis points from the end of the fourth quarter of 2012. Including SLNC, the Company’s office portfolio (excluding the retail component of these properties) was 87.3% leased at December 31, 2013.

The Manhattan office portfolio (excluding the retail component of these properties) containing 5.9 million rentable square feet was 84.4% occupied at the end of the fourth quarter 2013, up 70 basis points from the end of the third quarter 2013, and up 720 basis points from the end of the fourth quarter 2012. Including SLNC, the Company’s Manhattan office portfolio (excluding the retail component of these properties), was 86.0% leased at December 31, 2013.

The Company’s retail portfolio, containing approximately 623,000 rentable square feet, was 91.9% occupied at the end of the fourth quarter 2013. This compares to 91.6% at the end of the third quarter of 2013, and compares to 84.4% at the end of the fourth quarter of 2012. Including SLNC, the Company’s retail portfolio was 92.7% leased at December 31, 2013.

Leasing

For the three months ended December 31, 2013, the Company executed 55 leases within the total portfolio, comprising 414,806 rentable square feet. Total leasing volume included 51 office leases, comprising 406,213 rentable square feet, and four retail leases, comprising 8,593 rentable square feet.

On a blended basis, the 55 new, renewal and expansion leases signed within the total portfolio during the quarter had an average starting rental rate of $43.82 per rentable square foot, representing an increase of 6.1% over the prior in-place rent on a fully escalated basis.

Leases signed in the Fourth Quarter 2013 for the Manhattan office portfolio included

•	23 renewal leases, comprising 296,876 rentable square feet, with an average starting rental rate of $42.17 per rentable square foot, representing an increase of 6.9% over the prior in-place rent on a fully escalated basis, and

•	19 new leases comprising 63,026 rentable square feet, with an average starting rental rate of $44.97 per rentable square foot, representing an increase of 13.5% over the prior in-place rent on a fully escalated basis

Significant leases that were executed during the fourth quarter included:

•	At 501 Seventh Avenue, the Company signed a 223,616 rentable square foot renewal and expansion lease with PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies, for a term of 15 years

•	At 1359 Broadway, the Company signed a 48,387 rentable square foot renewal lease with Ipreo Holdings LLC, a KKR-owned company that is a global leader of data, market intelligence and productivity solutions to capital markets and corporate professionals, for a term of 15.5 years

•	At First Stamford Place, the Company signed a 22,429 rentable square foot new lease with Novitex Enterprise Solutions, an Apollo Global Management-owned company that is a leading provider of document and data solutions, for a term of 7.3 years

Empire State Building Update

The Company continues to renovate and re-lease the 2.8 million rentable square foot Empire State Building, its flagship property. At December 31, 2013, the Empire State Building was 82.2% occupied; including SLNC, the Empire State Building was 82.3% leased.

In the fourth quarter 2013, the Company executed nine office leases and one retail lease at the Empire State Building, representing 34,076 rentable square feet. Additionally, in 2013 the Company entered into an agreement with the Patina Group to supervise the design and construction of, and manage a new restaurant in the building, which will be owned by the Company. The Company has also commenced construction of a new state-of-the-art tenants-only fitness center, to be located in space on the building’s concourse, its first below grade level. The work on the restaurant and fitness center is expected to be complete by the end of the second quarter and operations will commence by the end of the third quarter of 2014.

The Empire State Building Observatory hosted approximately 980,000 visitors in the fourth quarter 2013, representing an 8.5% increase from the same period of 2012. Observatory visitor statistics are presented for the full fourth quarter. Observatory revenue for the full fourth quarter grew 10.4% to $25.4 million, from $23.0 million in the fourth quarter of 2012, through a combination of a more profitable mix of ticket categories and direct sales to visitors.

For the twelve months ended December 31, 2013, the Empire State Building Observatory hosted 4.3 million visitors, a 2.7% increase from the same period in 2012. Observatory revenue was $101.8 million, a 10.8% increase from $91.9 million for the twelve months ended December 31, 2012.

Balance Sheet and Financial Transactions

During October 2013, the Company completed its IPO and issued 82.225 million shares of Class A common stock at $13.00 per share, including the full exercise of the underwriter’s option to purchase additional shares, raising aggregate net proceeds of approximately $884.1 million. The Company used the net proceeds from the IPO primarily to fund certain formation transaction costs and fees and make cash payments to holders of interests in the existing entities, including the Helmsley estate. Upon completion of the IPO, the Company had approximately 245.5 million shares outstanding on a fully diluted basis, including shares of Class A common stock, shares of Class B common stock, and operating partnership units.

In connection with its IPO and formation transactions, the Company put in place an $800.0 million secured revolving and term credit facility. As of December 31, 2013, the outstanding balance on the term loan and credit facility was $325.0 million. The secured revolving and term credit facility has an accordion feature, allowing for an increase in maximum aggregate principal balance to $1.25 billion under certain circumstances.

At December 31, 2013, the Company had total debt outstanding of approximately $1.2 billion, with a weighted average interest rate of 4.56% per annum, and a weighted average term to maturity of 3.1 years. The Company has approximately $197.5 million of debt maturing during the remainder of 2014, and approximately $90.5 million maturing in 2015.

Dividend

On February 21, 2014, the Company announced that its Board of Directors declared a dividend of $0.085 per share for the first quarter 2014, payable to holders of the Company’s Class A common stock and Class B common stock and to holders of Empire State Realty OP, L.P.’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The dividend will be payable in cash on March 31, 2014 to stockholders and unitholders of record at the close of business on March 14, 2014.

Webcast and Conference Call Details

Empire State Realty Trust will host a webcast and conference call, open to the general public, on Friday, February 28, 2014 at 10:00 am Eastern time.

The webcast will be available in the Investor Relations section of the Company’s website at www.empirestaterealtytrust.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A replay will be available shortly after the call and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13575372. A replay of the conference call will be available until March 7, 2014.

The Supplemental Package will be available prior to the conference call in the Investor Relations section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous office building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 8.4 million rentable square feet, as of December 31, 2013, consisting of 7.7 million rentable square feet in 12 office properties, including seven in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 623,000 rentable square feet in the retail portfolio. The Company also owns land at the Stamford, Connecticut Transportation Center that supports the development of an approximately 380,000 rentable square foot office building and garage and has an option to acquire two additional Manhattan office properties encompassing approximately 1.5 million rentable square feet of office space and over 150,000 rentable square feet of retail space at the base of the buildings.

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page eight of this release and in the Company’s supplemental package.

Forward-Looking Statements

This press release includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Company’s prospectus relating to the IPO, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Properties” (ii) the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013 under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (iii) in future periodic reports filed by the Company under the Securities and Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the prospectus relating to the IPO, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Brandy Bergman/Hugh Burns

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statement of Income

(unaudited and dollars in thousands, except per share data)

Period from October 7, 2013 through December 31, 2013
Revenues
Rental revenue	$79,987
Tenant expense reimbursement	15,836
Observatory revenue	23,735
Construction revenue	5,265
Third-party management and other fees	550
Other revenue and fees	2,210

Total revenues	127,583

Operating expenses
Property operating expenses	34,453
Marketing, general and administrative expenses	15,254
Observatory expenses	5,687
Construction expenses	5,468
Real estate taxes	17,191
Depreciation and amortization	27,375

Total operating expenses	105,428

Total operating income	22,155

Other income (expense)
Interest expense	(13,147)
Acquisition expenses	(138,140)
Gain on consolidation of non-controlled entities	322,563

Net income	193,431
Net income attributable to non-controlling interests	(118,186)

Net income attributable to Empire State Realty Trust, Inc.	$75,245

Total weighted average shares
Basic	95,574

Diluted	95,611

Net income per share attributable to Empire State Realty Trust, Inc.
Basic	$0.79

Diluted	$0.79

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations

and Core Funds From Operations

(unaudited and dollars in thousands, except per share data)

Period from October 7, 2013 through December 31, 2013
Funds From Operations (“FFO”)

Net income	$193,431
Real estate depreciation and amortization	27,352

FFO	220,783
Gain on consolidation of non-controlled entities	(322,563)
Acquisition expenses	138,140
Severance expenses	2,738
Retirement equity compensation expenses	2,297

Core FFO	$41,395

Total weighted average shares and Operating Partnership Units
Basic	245,445

Diluted	245,482

FFO per share
Basic	$0.90

Diluted	$0.90

Core FFO per share
Basic	$0.17

Diluted	$0.17

Empire State Realty Trust, Inc.

Consolidated Balance Sheet

December 31, 2013

(unaudited and dollars in thousands)

Assets
Commercial real estate properties, at cost	$1,649,423
Less: accumulated depreciation	(295,351)

Commercial real estate properties, net	1,354,072
Cash and cash equivalents	60,743
Restricted cash	55,621
Tenant and other receivables	24,817
Deferred rent receivables	62,689
Prepaid expenses and other assets	35,407
Deferred costs, net	78,938
Acquired below market ground lease, net	62,312
Acquired lease intangibles, net	249,983
Goodwill	491,479

Total assets	$2,476,061

Liabilities and equity
Mortgage notes payable	$883,112
Term loan and credit facility	325,000
Accounts payable and accrued expenses	81,908
Acquired below market leases, net	129,882
Deferred revenue and other liabilities	21,568
Tenants’ security deposits	31,406

Total liabilities	1,472,876
Total equity	1,003,185

Total liabilities and equity	$2,476,061